UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 12, 2010

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

26000 Commercentre Drive, Lake Forest, California 92630

(Address of principal executive offices)

(Zip Code)

(949) 598-9242

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Item 2.01              Completion of Acquisition or Disposition of Assets.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02              Unregistered Sales of Equity Securities.

Completion of Merger with Rockford Holdings Corporation

Summary

On November 12, 2010 Primoris Services Corporation, a Delaware corporation (“we,” “us,” “our,” “Primoris” or the “Company”), completed the previously announced merger (the “Merger”) with Rockford Holdings Corporation, a privately-held Delaware corporation (“Rockford”).  The material terms of the Merger were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2010.

Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated November 8, 2010, by and among Primoris, Primoris Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Primoris (“Merger Sub”), Rockford, all of the stockholders of Rockford (collectively, the “Stockholders”) and Christopher S. Wallace, as representative of the Stockholders (the “Representative”), Merger Sub merged with and into Rockford on the closing date.  As a result of the Merger, Rockford became our wholly-owned subsidiary.

We paid the Stockholders approximately $64.2 million in initial Merger consideration at closing, consisting of the following: approximately $35 million in cash; 1,605,709 shares of unregistered Primoris common stock (the “Closing Shares”); and a subordinated convertible promissory note in the principal amount of approximately $16.7 million.  In addition, if Rockford attains certain specified financial goals for the fiscal years ending December 31, 2010, 2011 and 2012, we have agreed to pay the Stockholders an additional $18.4 million in earnout consideration, payable in cash and shares of unregistered Primoris common stock.  As a result, and assuming that the earnout consideration is earned, the total consideration payable to the Stockholders pursuant to the Merger Agreement may be approximately $82.6 million.

The Merger Agreement contains covenants, representations and warranties of the Company, Merger Sub, Rockford and the Stockholders that are customary for transactions of this type.  Prior to the closing of the Merger, and other than with respect to the Merger Agreement, neither we nor any of our officers, directors, affiliates or any of their associates had any material relationship with Rockford, the Stockholders or the Representative.  The following description of the Merger Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to our Current Report on Form 8-K as filed with the Commission on November 12, 2010, and which is incorporated herein by reference.

Merger Consideration

Cash Payment at Closing

On the closing date, we paid the Stockholders approximately $35 million in cash.  However, a portion of the cash consideration was placed in escrow, as discussed below.

Issuance of Closing Shares

Pursuant to the Merger Agreement, we agreed to issue the Stockholders a number of shares of our unregistered common stock equal to approximately $12.5 million divided by the average closing price of our common stock, as reported on NASDAQ, for the 20 business days prior to the closing date.  The average closing price of our common stock for the 20 business days prior to November 12, 2010 was $7.77 (the “Closing Price”).  As a result, we issued to the Stockholders an aggregate total of 1,605,709 Closing Shares on the closing date.  The Closing Shares were not allocated among the Stockholders based on their relative number of shares of Rockford prior to the closing date.

The Closing Shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D thereunder.

Execution of Subordinated Convertible Promissory Note

On the closing date, we executed a convertible promissory note (the “Note”) in favor of certain of the Stockholders in the aggregate principal amount of approximately $16.7 million.  The principal amount of the Note was not allocated among the Stockholders based on their relative number of shares of Rockford prior to the closing date.  The principal amount of the Note has been divided into two portions.  Approximately $9.7 million of the Note has been designated as “Loan A”  and approximately $7.0 million of the note has been designated as “Loan B.”  Both portions of the Note are due and payable on October 31, 2013 and bear interest at different rates until maturity.  For the first 12 months of the Note, both portions bear interest at a rate equal to 5%.  For months 13 through 24, both portions bear interest at a rate equal to 7%.  Thereafter and until maturity, both portions bear interest at a rate equal to 8%.  The Note may be prepaid in whole or in part at any time.

Payments of principal and interest on that portion of the Note constituting Loan A are payable in cash in 36 equal and fully amortizing monthly payments.  Payments of principal and interest on that portion of the Note constituting Loan B are payable in cash in 36 fully amortizing monthly payments.  However, at such time as the promissory note (the “JCG Note”) executed by us in connection with our 2009 acquisition of James Construction Group, LLC (“JCG”) is paid in full, the monthly principal payments on that portion of the Note constituting Loan B will increase to $250,000.

If we complete an equity financing while that portion of the Note constituting Loan A is outstanding, we have agreed to use 15% of the net proceeds of any such equity financing in excess of $10 million to prepay a portion or all of that portion of the Note constituting Loan A, as the case may be.  In addition, we have agreed to use 33% of any cash proceeds raised in connection with incurrence of any indebtedness (other than under a bank line of credit or to finance operating expenses, equipment and capital expenditures), to prepay a portion or all of that portion of the Note constituting Loan A, as the case may be.

If we complete an equity financing while that portion of the Note constituting Loan B is outstanding, we have agreed to use 10% of the net proceeds of any such equity financing (in addition to the 15% discussed above with respect to Loan A) in excess of $10 million to prepay a portion or all of that portion of the Note constituting Loan B, as the case may be.  In addition, if Rockford attains certain specified financial goals for the fiscal years ending December 31, 2010 and 2011, we have agreed to prepay $1.0 million of that portion of the Note constituting Loan B for each such fiscal year in which such goals were attained.

At any time after the date that is 12 months after the issuance date of the Note, each Note holder has the right to convert all, but not less than all, of its proportionate share of the outstanding principal balance of that portion of the Note constituting Loan B into a number of shares of our restricted common stock equal to such Note holder’s proportionate share divided by the Closing Price (the “Conversion Price”).  The Conversion Price is subject to certain specified adjustments.  However, the Note shall not be convertible to the extent, and only to the extent, that after giving effect to such conversion, the sum of the number of shares of common stock issued under the Note plus the number of shares of common stock issued under the Merger Agreement, including the Closing Shares and any earnout shares, would exceed the Share Cap (as defined and discussed below)

While any amount is outstanding under the Note, without the prior written consent of the Note holders’ representative, we have agreed not to: (i) incur any obligations for seller financing associated with the acquisition of a business without subordinating it to the Note, (ii) make any payment on outstanding indebtedness that has been subordinated to the Note, (iii) make any distribution or declare or pay any dividends (except for regular, quarterly dividends), (iv) consummate any transaction that would require prepayment under the Note, if we are not permitted to do so by our senior lender and/or surety company, and (v) purchase, acquire, redeem or retire any of the our common stock, unless the principal balance of the Note is less than $10 million.

The Stockholders have entered into subordination agreements with our senior lender, bonding agency and the holders of the JCG Note, pursuant to which the Note is subordinated to amounts owed to our senior lender, bonding agency and the holders of the JCG Note.

The foregoing descriptions of the Note and the subordination agreements are not intended to be complete and are qualified in their entirety by the complete text of the Note and the subordination agreements, which are attached as Exhibits 10.1, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.

Earnout Consideration

2010 Earnout Period

Subject to certain specified adjustments, if Rockford’s income before interest, taxes, depreciation and amortization, as that term is defined in the Merger Agreement, for the three month period commencing October 1, 2010 and ending December 31, 2010 is equal to or greater than $9.0 million, we have agreed to issue to certain of the Stockholders an additional number of shares of  our restricted common stock equal to $4.6 million divided by the average closing price of our common stock, as reported on NASDAQ, for the 20 business days prior to December 31, 2010.

2011 Earnout Period

Subject to certain specified adjustments, if Rockford’s income before interest, taxes, depreciation and amortization, as that term is defined in the Merger Agreement, for the fifteen month period commencing October 1, 2010 and ending December 31, 2011 is equal to or greater than $34.0 million but less than $38.0 million, we have agreed to pay certain of the Stockholders $2.3 million in cash and to issue to the Stockholders an additional number of shares of our restricted common stock equal to $2.3 million divided by the average closing price of our common stock, as reported on NASDAQ, for the 20 business days prior to December 31, 2011.

Subject to certain specified adjustments, if Rockford’s income before interest, taxes, depreciation and amortization, as that term is defined in the Merger Agreement, for the fifteen month period commencing October 1, 2010 and ending December 31, 2011 is equal to or greater than $38.0 million, we have agreed to pay to certain of the Stockholders additional cash and shares for a total of $3.45 million in cash and to issue to the Stockholders an additional number of shares of our restricted common stock equal to $3.45 million divided by the average closing price of our common stock, as reported on NASDAQ, for the 20 business days prior to December 31, 2011.

2012 Earnout Period

Subject to certain specified adjustments, if Rockford’s income before interest, taxes, depreciation and amortization, as that term is defined in the Merger Agreement, for the twelve month period commencing January 1, 2012 and ending December 31, 2012 is equal to or greater than $14.0 million, we have agreed to pay certain of the Stockholders approximately $6.9 million in cash.

If any earnout consideration becomes payable, the earnout amounts will not be allocated among the Stockholders based on their relative number of shares of Rockford prior to the closing date.  Any earnout shares that become payable will be issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Share Cap

Under no circumstances can the aggregate number of Closing Shares, earnout shares and shares issuable upon conversion of the Note exceed 9.9% of the number of shares of our common stock that were issued and outstanding on November 8, 2010 (the “Share Cap”).  If the number of earnout shares to be issued would be in excess of the Share Cap, we would issue only such number of earnout shares up to the Share Cap and then pay to the Stockholders, in cash, the dollar amount equivalent of any earnout shares to be issued in excess of the Share Cap.

Potential Adjustment to Merger Consideration

The Merger consideration may be reduced dollar for dollar by the amount, if any, by which the stockholders equity, as indicated on Rockford’s balance sheet as of the day immediately preceding the closing date, is less than $39.0 million.  The Merger Agreement provided that $400,000 (the “Amount”) of the cash portion of the Merger consideration payable at closing was to be held back by us to provide a source for offsetting any such reduction in the Merger consideration.  At the closing, we waived the requirement that the Amount be held back.  If the Merger consideration is reduced, the Stockholders have agreed to pay us the amount of the reduction.

Portion of Cash Consideration Placed in Escrow

On the closing date, an additional $400,000 of the cash portion of the Merger consideration was placed in an escrow account (the “Escrow Amount”).  The Escrow Amount will be used to provide a source of indemnity against specified damages to us, as described in the Merger Agreement.  The Escrow Amount will remain in escrow until the later of 18 months after the closing date or the date that our audited financial statements for the fiscal year ended December 31, 2011 are released and distributed, unless all or a portion become payable to us.

Management

In connection with the Merger, two of Rockford’s key employees, Frank Welch and Patrick Rockford, entered into employment and noncompetition agreements with us, effective as of the closing date.  The foregoing descriptions of the employment and noncompetition agreements are not intended to be complete and are qualified in their entirety by the complete text of such agreements. A form of each of the agreements is attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Registration Rights

Subject to certain specified exceptions and limitations, if we file a shelf registration statement for the purpose of registering shares of our common stock issued as earnout consideration to the former members of JCG, we have agreed to include the shares of common stock issuable under the Merger Agreement in such registration statement.

In addition, subject to certain specified exceptions and limitations, we granted the Stockholders “piggyback” registration rights, pursuant to which we have agreed to use our reasonable best efforts to include the shares of common stock issuable under the Merger Agreement in any registration statement (other than pursuant to (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, or (ii) a registration on any form that does not permit secondary sales) that we file after the closing date.

Item 9.01              Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited financial statements and unaudited interim financial statements of Rockford required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits

Exh. No.	Description

2.1

Agreement and Plan of Merger, dated November 8, 2010, by and among Primoris Services Corporation, Primoris Merger Sub, Inc., Rockford Holdings Corporation, all of the stockholders of Rockford Holdings Corporation and Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation (1)

10.1	Convertible Promissory Note, dated November 12, 2010, executed by Primoris Services Corporation in favor of certain of the stockholders of Rockford Holdings Corporation

10.2	Form of Employment Agreement, dated November 5, 2010, by and among Rockford Corporation and Employee

10.3	Form of Noncompetition Agreement, dated November 5, 2010, by and among Primoris Services Corporation and Employee

10.4

Subordination Agreement, dated November 12, 2010, by and among Primoris Services Corporation, Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation, and Liberty Mutual Insurance Company

10.5

Subordination Agreement, dated November 12, 2010, by and among Primoris Services Corporation, Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation, and The PrivateBank and Trust Company

10.6

Subordination Agreement, dated November 12, 2010, by and among Primoris Services Corporation, Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation, and Michael D. Killgore, as representative of the former members of James Construction Group, LLC

10.7

Subordination Agreement, dated November 12, 2010, by and among Primoris Services Corporation, Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation, and CNA Surety Corporation

(1)	Filed with the Commission as an exhibit to our Current Report on Form 8-K on November 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: November 18, 2010	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exh. No.	Description

2.1

Agreement and Plan of Merger, dated November 8, 2010, by and among Primoris Services Corporation, Primoris Merger Sub, Inc., Rockford Holdings Corporation, all of the stockholders of Rockford Holdings Corporation and Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation (1)

10.1	Convertible Promissory Note, dated November 12, 2010, executed by Primoris Services Corporation in favor of certain of the stockholders of Rockford Holdings Corporation

10.2	Form of Employment Agreement, dated November 5, 2010, by and among Rockford Corporation and Employee

10.3	Form of Noncompetition Agreement, dated November 5, 2010, by and among Primoris Services Corporation and Employee

10.4

Subordination Agreement, dated November 12, 2010, by and among Primoris Services Corporation, Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation, and Liberty Mutual Insurance Company

10.5

Subordination Agreement, dated November 12, 2010, by and among Primoris Services Corporation, Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation, and The PrivateBank and Trust Company

10.6

Subordination Agreement, dated November 12, 2010, by and among Primoris Services Corporation, Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation, and Michael D. Killgore, as representative of the former members of James Construction Group, LLC

10.7

Subordination Agreement, dated November 12, 2010, by and among Primoris Services Corporation, Christopher S. Wallace, as representative of the stockholders of Rockford Holdings Corporation, and CNA Surety Corporation

(1)	Filed with the Commission as an exhibit to our Current Report on Form 8-K on November 12, 2010.